EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109121 of the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates on Form S-8 of our report dated June 27, 2008 appearing in this Annual Report on Form 11-K of the eSpeed Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

New York, NY

June 27, 2008

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